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Exhibit 4.4

SECOND AMENDMENT

        SECOND AMENDMENT (this "Amendment"), dated as of May 20, 2003, among DAYTON SUPERIOR CORPORATION, an Ohio corporation (the "Borrower"), the lenders party to the Credit Agreement referred to below (the "Lenders"), and DEUTSCHE BANK TRUST COMPANY AMERICAS (f/k/a Bankers Trust Company), as Administrative Agent (in such capacity, the "Administrative Agent"), and acknowledged and agreed to by the Subsidiary Guarantors (as defined in the Credit Agreement referred to below). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

        WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of June 16, 2000 (as amended, modified and/or supplemented to, but not including, the date hereof, the "Credit Agreement"); and

        WHEREAS, the Borrower has requested, and the Lenders have agreed to, the amendments, consents and waiver to the Credit Agreement and the Security Documents as provided herein on the terms and conditions set forth herein;

        NOW, THEREFORE, it is agreed:

          1.     On the date that each of the conditions set forth in clauses (i) and (ii) of Section 39(b) of this Amendment have been satisfied, to the extent that any portion of the Total Acquisition Loan Commitment would otherwise remain in effect after giving effect to the issuance of the Senior Secured Notes (as defined in Section 33 of this Amendment) and the application of the net cash proceeds therefrom as provided in the Credit Agreement (as amended hereby), the remaining portion of the Total Acquisition Loan Commitment (and the remaining portion of the Acquisition Loan Commitment of each Lender) shall terminate in its entirety.

          2.     Section 1.01(e) of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (iii) thereof and (ii) deleting the period appearing at the end of clause (iv) thereof and inserting the following new clause (v) in lieu thereof:

    "; and (v) shall not exceed for all RL Lenders at any time outstanding that aggregate principal amount which, when combined with the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding and the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, equals the lesser of (A) the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) and (B) the Total Revolving Loan Commitment at such time."

          3.     Section 1.01(f) of the Credit Agreement is hereby amended by inserting the text "the lesser of (A) the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) and (B)" immediately after the words "an amount equal to" appearing in clause (iv) thereof.

          4.     Section 1.01(g) of the Credit Agreement is hereby amended by deleting clause (v) appearing in the second sentence thereof and inserting the following new clause (v) in lieu thereof:

    "(v) the amount of the Borrowing Base or the Total Revolving Loan Commitment at such time."

          5.     Section 1.03(a) of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (iv) of the second sentence thereof and (ii) deleting the period appearing at the end of clause (v) of the second sentence thereof and inserting the following new clause (vi) at the end of such second sentence:

    "; and (vi) the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered)."

          6.     Section 1.03(b) of the Credit Agreement is hereby amended by inserting the following new clause (w) immediately before clause (x) appearing in the second sentence thereof:

    "(w) the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered),".

          7.     Section 2.01(b) of the Credit Agreement is hereby amended by inserting the words "an amount equal to the lesser of (A) the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) and (B)" immediately before the words "the Total Revolving Loan Commitment at such time" appearing in clause (i) thereof.

          8.     Section 4.02(a) of the Credit Agreement is hereby amended by inserting the words "the lesser of (x) the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) and (y)" immediately before the words "the Total Revolving Loan Commitment as then in effect" in each place such words appear therein.

          9.     Section 4.02(e) of the Credit Agreement is hereby amended by deleting the amount "$3,000,000" appearing therein and inserting the amount "$5,000,000" in lieu thereof.

          10.   Section 4.02(f) of the Credit Agreement is hereby amended by (i) deleting the words "Effective Date" appearing in the first parenthetical thereof and inserting the words "Second Amendment Effective Date" in lieu thereof and (ii) inserting the following new sentence at the end thereof:

    "In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, an amount equal to 100% of the cash proceeds (net of all underwriting discounts, fees and commissions and other costs and expenses associated therewith) from the first $150,000,000 in aggregate principal amount of Senior Secured Notes issued or incurred by the Borrower shall be applied on the date of receipt thereof as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 4.02(j) and (k)."

          11.   Section 4.02(g) of the Credit Agreement is hereby amended by inserting the words "and prior to the Second Amendment Effective Date" immediately after the words "the Initial Borrowing Date" the first place such words appear therein.

          12.   Section 4.02(i) of the Credit Agreement is hereby amended by inserting the words "occurring prior to the Second Amendment Effective Date" immediately after the words "Excess Cash Flow Payment Date" the first place such words appear therein.

          13.   Section 4.02(j) of the Credit Agreement is hereby amended by inserting the following new parenthetical immediately after the words "Total Acquisition Loan Commitment" appearing in clause (ii) of the first sentence thereof:

    "(together with a corresponding repayment of outstanding Acquisition Revolving Loans)".

          14.   Section 4.02(m) of the Credit Agreement is hereby amended by inserting the words "and the last sentence of Section 4.02(f)" immediately after the words "and repayments pursuant to Section 4.02(l)" appearing in the first parenthetical thereof.

          15.   Section 8.01(e) of the Credit Agreement is hereby amended by (i) deleting the text "4.02(g)," appearing therein, (ii) deleting the text "and 9.08 through and including 9.11," appearing therein and inserting the text ", 9.08 and 9.09" in lieu thereof and (iii) deleting the last sentence thereof.

          16.   Section 8.01 of the Credit Agreement is hereby further amended by inserting the following new clause (j) at the end thereof:

            "(j)    Borrowing Base Certificate.    (i) On the Second Amendment Effective Date, (ii) not later than 3:00 P.M. (New York time) on the 30th day of each month thereafter and (iii) at the time of any Permitted Acquisition, a borrowing base certificate in the form of Exhibit N (each, a "Borrowing Base Certificate"), which shall be prepared (A) as of April 30, 2003 in the case of the initial Borrowing Base Certificate, (B) as of the last day of the preceding month in the case of each subsequent monthly Borrowing Base Certificate and (C) as of the last day of the then most recently ended month in the case of each Borrowing Base Certificate delivered pursuant to clause (iii) above (although to the extent that such Borrowing Base Certificate would otherwise be required to be delivered prior to the 30th day of any month, such Borrowing Base Certificate may be prepared as of the last day of the second preceding month). Each Borrowing Base Certificate delivered pursuant to clause (iii) above shall update the then most recently delivered Borrowing Base Certificate to reflect the aggregate net book value of the accounts receivable and the inventory of any Acquired Entity or Business acquired pursuant to the respective Permitted Acquisition to the extent that such accounts receivables and inventory are owned by any Credit Party (or a Person required to become a Credit Party)."

          17.   Section 8.14(a) of the Credit Agreement is hereby deleted in its entirety and the following new Section 8.14(a) is inserted in lieu thereof:

            "8.14    Permitted Acquisitions.    (a) Subject to the provisions of this Section 8.14 and the requirements contained in the definition of Permitted Acquisition, the Borrower and the Subsidiary Guarantors may from time to time effect Permitted Acquisitions, so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition): (i) no Default or Event of Default shall be in existence at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto; (ii) the Borrower shall have given the Administrative Agent and the Lenders at least 10 Business Days' prior written notice of any Permitted Acquisition (or such shorter period as may be acceptable to the Administrative Agent); (iii) calculations are made by the Borrower of compliance with the financial covenant contained in Section 9.09 for the Test Period (taken as one accounting period) most recently ended prior to the date of such Permitted Acquisition for which financial statements are available (each, a "Calculation Period"), on a Pro Forma Basis as if the respective Permitted Acquisition (as well as all other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period, and such recalculations shall show that such financial covenant would have been complied with if the Permitted Acquisition had occurred on the first day of such Calculation Period; (iv) the Borrower shall certify that the proposed Permitted Acquisition could not reasonably be expected to result in increased tax, ERISA, environmental or other contingent liabilities with respect to the Borrower or any of its Subsidiaries that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (v) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; (vi) the Borrower provides to the Administrative Agent and the Lenders a copy of any executed purchase agreement or similar agreement with respect to such Permitted Acquisition; (vii) the aggregate consideration (including, without limitation, (I) the aggregate principal amount of any Indebtedness assumed, incurred or issued in connection therewith, (II) the fair market value (as determined in good faith by the Board of Directors of the Borrower) of any common stock or Qualified Preferred Stock of the Borrower issued as part of the purchase price therefor (provided that no Default or Event of Default under Section 10.10 would result therefrom) and (III) the aggregate amount paid and reasonably expected to be paid pursuant to any earn-out, non-compete or deferred compensation or purchase price arrangements in connection therewith) paid in respect of all Permitted Acquisitions consummated after the Second Amendment Effective Date shall not exceed $125,000,000, of which up to, but no more than, $40,000,000 may be used to make Permitted Acquisitions of Persons that, upon the consummation of such Permitted Acquisition, will become direct Wholly-Owned Foreign Subsidiaries of the Borrower; (viii) if any proceeds of Revolving Loans and/or Swingline Loans are used to pay any part of the purchase price for such Permitted Acquisition or any fees or expenses incurred in connection therewith, after giving effect to such Permitted Acquisition (and all payments to be made in connection therewith), the Total Unutilized Revolving Loan Commitment shall equal or exceed $10,000,000 and the Borrower shall have sufficient Borrowing Base capacity to incur up to an additional $10,000,000 of Revolving Loans (after giving effect to all then outstanding Revolving Loans, Swingline Loans and Letters of Credit, as well as any Revolving Loans and/or Swingline Loans being incurred to finance the respective Permitted Acquisition) based on the Borrowing Base Certificate delivered as part of such Permitted Acquisition; (ix) the Borrower shall have delivered to the Administrative Agent (x) an updated Borrowing Base Certificate to the extent required by Section 8.01(j) and (y) an officer's certificate executed by an Authorized Officer of the Borrower, certifying to the best of such officer's knowledge, compliance with the requirements of preceding clauses (i) through (v), inclusive, (vii) and (viii), and containing the calculations (in reasonable detail) (A) required by the preceding clauses (iii), (vii) and (viii) and (B) necessary to establish the Acquired EBITDA of the Acquired Entity or Business acquired pursuant to each Permitted Acquisition for the most recently ended 12 month period for which financial statements are available for such Acquired Entity or Business, which calculations shall be reasonably approved by the Administrative Agent; and (x) if the aggregate consideration paid in respect of any Permitted Acquisition is greater than or equal to $35,000,000, the Borrower shall provide to the Administrative Agent and the Lenders at least 10 Business Days prior to the consummation of any such Permitted Acquisition an audited consolidated balance sheet, together with the related audited consolidated statements of income, cash flows and shareholders' equity for the respective Acquired Entity or Business for either the most recently ended fiscal year or latest twelve months of such Acquired Entity or Business for which financial statements are available, which financial statements shall have been certified by independent certified public accountants of recognized standing."

          18.   Section 9.02(v) of the Credit Agreement is hereby amended by deleting the amount "$3,000,000" appearing therein and inserting the amount "$5,000,000" in lieu thereof.

          19.   Section 9.04(xiv) of the Credit Agreement is hereby amended by deleting the words "issued to finance a Permitted Acquisition to the extent that such Subordinated Indebtedness is permitted to be issued at such time pursuant to Section 8.14" appearing therein.

          20.   Section 9.04(xvi) of the Credit Agreement is hereby amended by (i) deleting the amount "$7,500,000" appearing therein and inserting the amount "$22,500,000" in lieu thereof and (ii) inserting the following words at the end thereof:

    ", of which up to $15,000,000 in aggregate principal amount at any time outstanding may be secured by the Collateral pursuant to (and in accordance with the requirements of) the Security Documents on a pari passu basis with the Obligations."

          21.   Section 9.04 of the Credit Agreement is hereby further amended by (i) deleting the word "and" appearing at the end of clause (xv) thereof, (ii) deleting the period appearing at the end of clause (xvi) thereof and inserting "; and" in lieu thereof and (iii) inserting the following new clause (xvii) at the end thereof:

            "(xvii) Indebtedness of the Borrower and the Subsidiary Guarantors incurred under the Senior Secured Notes and the other Senior Secured Note Documents in an aggregate principal amount not to exceed $200,000,000 (as reduced by any repayments of principal thereof), which Indebtedness may be secured by a second priority Lien on the Collateral pursuant to the applicable Security Documents, so long as the net cash proceeds therefrom are applied as, and to the extent, provided in Sections 4.02(f), (j) and (k)."

          22.   Section 9.05 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (xiv) thereof, (ii) inserting the text "and (xvi)" immediately after the text "clauses (i) through (xiv)" appearing in clause (xv) thereof, (iii) deleting the period appearing at the end of clause (xv) thereof and inserting "; and" in lieu thereof and (iv) inserting the following new clause (xvi) at the end thereof:

            "(xvi) the Borrower and its Subsidiaries may make Investments consisting of extended payment terms in connection with the sale of new or used concrete forming and related Rental Equipment in the ordinary course of business in an aggregate amount not to exceed $7,500,000 at any time outstanding (determined without regard to any write-downs or write-offs thereof)."

          23.   Section 9.08(a) of the Credit Agreement is hereby amended by deleting the percentage "5%" appearing in clause (ii) thereof and inserting the percentage "7.5%" in lieu thereof.

          24.   Section 9.08(b) of the Credit Agreement is hereby deleted in its entirety and the following new Section 9.08(b) is inserted in lieu thereof:

            "(b) Notwithstanding the foregoing, in the event that the amount of Capital Expenditures permitted to be made by the Borrower and its Subsidiaries pursuant to clause (a) above in any fiscal year of the Borrower ending on or after December 31, 2003 (before giving effect to any increase in such permitted Capital Expenditure amount pursuant to this clause (b)) is greater than the amount of Capital Expenditures actually made by the Borrower and its Subsidiaries during such fiscal year, such excess amount may be carried forward and utilized to make Capital Expenditures in succeeding fiscal years, provided that in no event shall the Borrower and its Subsidiaries make aggregate Capital Expenditures in any fiscal year of the Borrower pursuant to clause (a) above and this clause (b) in excess of 150% of the permitted Capital Expenditure amount for such fiscal year as set forth in clause (a) above (without giving effect to any increase in such amount pursuant to this clause (b))."

          25.   Sections 9.09, 9.10 and 9.11 of the Credit Agreement are hereby deleted in their entirety and the following new Sections 9.09, 9.10 and 9.11 are inserted in lieu thereof:

            "9.09    First Lien Senior Secured Leverage Ratio.    The Borrower will not permit the First Lien Senior Secured Ratio on the last day of any fiscal quarter of the Borrower to be greater than 2.00:1.00.

            9.10    [Intentionally Omitted].

            9.11    [Intentionally Omitted]."

          26.   Section 9.12(a) of the Credit Agreement is hereby amended by (i) inserting the words "any Senior Secured Notes," immediately after the words "any Senior Subordinated Notes," appearing in clause (i) thereof, (ii) inserting the following new text immediately after the words "the Nash Note" appearing in clause (i) thereof:

    "; provided, however, the Borrower may use up to $15,000,000 of cash in the aggregate to redeem, repurchase or prepay outstanding Senior Subordinated Notes and/or Senior Secured Notes so long as (x) no Default or Event of Default then exists or would result therefrom and (y) after giving effect to each such redemption, repurchase or prepayment (and all payments to be made in connection therewith), the Total Unutilized Revolving Loan Commitment shall equal or exceed $10,000,000 and the Borrower shall have sufficient Borrowing Base capacity to incur up to an additional $10,000,000 of Revolving Loans (after giving effect to all then outstanding Revolving Loans, Swingline Loans and Letters of Credit, as well as any Revolving Loans and/or Swingline Loans being incurred to finance the respective redemption, repurchase or prepayment) based on the Borrowing Base Certificate last delivered",

  (iii)    inserting the words "any Senior Secured Note Document," immediately after the words "any Senior Subordinated Note Document," appearing in clause (iii) thereof, and (iv) inserting the following new text at the end of such clause (iii) thereof:

    "except, in the case of the Senior Secured Note Indenture, any such amendment or modification that could not be adverse to the interests of the Lenders and which is approved in writing by the Administrative Agent."

          27.   Section 9.12(b) of the Credit Agreement is hereby amended by inserting the following new text at the end thereof:

    "; provided, however, the Borrower also may designate the Senior Secured Notes as "Designated Senior Debt" for purposes of (and as defined in) the Senior Subordinated Note Indenture so long as at all times prior to such time as when the Total Commitment and all Letters of Credit have been terminated and all Notes and outstanding Loans, together with interest, Fees and other Obligations incurred hereunder have been paid in full in cash in accordance with the terms hereof and so long as no "Senior Credit Facility" (as defined in the Senior Secured Note Indenture) or any amounts, commitments or letters of credit are outstanding under any "Senior Credit Facility," no holder of a Senior Secured Note nor the trustee in respect thereof may give (and the terms of the Senior Secured Note Indenture shall expressly provide that no such Person may give) any "Default Notice" pursuant to Section 10.03(a) of the Senior Subordinated Note Indenture commencing a "Blockage Period" thereunder."

          28.   Section 9.14 of the Credit Agreement is hereby amended by inserting the words ", the Senior Secured Note Documents" immediately after the words "the Senior Subordinated Note Documents" appearing in clause (iii) thereof.

          29.   The definition of "Change of Control" appearing in Section 11 of the Credit Agreement is hereby amended by inserting the words ", the Senior Secured Note Documents" immediately after the words "the Senior Subordinated Note Documents" appearing therein.

          30.   The definition of "Consolidated EBITDA" appearing in Section 11 of the Credit Agreement is hereby amended by (i) inserting the following text immediately following the words "Consolidated EBIT for such period" appearing in clause (x) (ii) thereof:

    "and the amount of all expenses incurred in connection with the issuance of the Senior Secured Notes to the extent that same were deducted in arriving at Consolidated EBIT for such period"

  , (ii) inserting the text "and the First Lien Senior Secured Leverage Ratio" immediately after the words "the Total Leverage Ratio" appearing in the second clause (y) thereof.

          31.   The definition of "L/C Supportable Obligations" appearing in Section 11 of the Credit Agreement is hereby amended by inserting the words "the Senior Secured Notes," immediately after the words "the Senior Subordinated Notes," appearing in the parenthetical thereof.

          32.   The definition of "Transaction Documents" appearing in Section 11 of the Credit Agreement is hereby amended by inserting the words ", the Senior Secured Note Documents" immediately after the words "the Refinancing Documents" appearing therein.

          33.   Section 11 of the Credit Agreement is hereby further amended by (i) deleting the definition of "Consolidated Interest Coverage Ratio" appearing therein and (ii) inserting the following new definitions in the proper alphabetical order:

            "Borrowing Base" shall mean, at any time, an amount determined from the Borrowing Base Certificate most recently delivered pursuant to Section 8.01(j) to be equal to the sum of (I) 75% of the net book value of the accounts receivable of the Credit Parties and (II) 50% of the net book value of the inventory of the Credit Parties, in each case as same would appear on a consolidated balance sheet of the Borrower prepared and calculated in accordance with GAAP.

            "Borrowing Base Certificate" shall have the meaning provided in Section 8.01(j).

            "Consolidated First Lien Senior Secured Debt" shall mean, at any time, the sum of (i) the aggregate outstanding principal amount of all Revolving Loans and Swingline Loans at such time, (ii) the aggregate amount of all Letter of Credit Outstanding at such time and (iii) the aggregate outstanding principal amount of all other Indebtedness that is secured by the Collateral pursuant to the Security Documents on a pari passu basis with the Obligations.

            "First Lien Senior Secured Leverage Ratio" shall mean, at any time, the ratio of (i) Consolidated First Lien Senior Secured Debt at such time to (ii) Consolidated EBITDA for the Test Period then most recently ended.

            "Second Amendment Effective Date" shall have the meaning provided in the Second Amendment to this Agreement, dated as of May 20, 2003.

            "Senior Secured Note Documents" shall mean the Senior Secured Notes, the Senior Secured Note Indenture and all other documents executed and delivered with respect to the Senior Secured Notes or the Senior Secured Note Indenture, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent and, in each case, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

            "Senior Secured Note Indenture" shall mean an indenture to be entered into in connection with the issuance of the Senior Secured Notes among the Borrower, the Subsidiary Guarantors and the trustee thereunder, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

            "Senior Secured Notes" shall mean the Borrower's senior secured notes due no earlier than May 31, 2008, issued pursuant to the Senior Secured Note Indenture, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          34.   Section 13.15 of the Credit Agreement is hereby amended by inserting the following new clause (c) at the end thereof:

            "(c) The Borrower hereby represents and acknowledges that, to the best of its knowledge, neither the Administrative Agent nor any Lender, nor any of their respective employees or agents of, or other Persons affiliated with, the Administrative Agent or any Lender, have directly or indirectly made or provided any statement (oral or written) to any Credit Party or to any of their respective employees or agents, or other Persons affiliated with or related to such Credit Party (or, so far as it is aware, to any other Person), as to the potential tax consequences of this Agreement or any other Credit Document.

            Neither the Administrative Agent nor any Lender provides accounting, tax or legal advice. Notwithstanding this Section 13.15, the Borrower and each Lender hereby agree and acknowledge that the Borrower, each Lender and each of their respective directors, officers, employees, agents, representatives and advisors are, and have been from the commencement of discussions with respect to any transaction contemplated by this Agreement or any other Credit Document, permitted to disclose to any and all Persons the structure and tax aspects (within the meaning of Sections 6011 and 6111 of the Internal Revenue Code and the regulations promulgated thereunder), subject to applicable U.S. federal and state securities laws, of any transaction contemplated by this Agreement or any other Credit Document and all materials of any kind (including, without limitation, opinions or other tax analyses) that are or have been delivered to the Borrower or any Lender related to such structure and tax aspects, without the Administrative Agent imposing any limitation of any kind. This authorization is effective without limitation of any kind from the commencement of discussions."

          35.   The Credit Agreement is hereby further amended by deleting Exhibits A-1 and D thereto and inserting new Exhibits A-1 and D in the forms of Exhibits A-1 and D attached hereto, respectively.

          36.   The Credit Agreement is hereby further amended by inserting as Exhibit N thereto the form of Exhibit N attached hereto.

          37.   The Lenders hereby agree that the Borrower, the Subsidiary Guarantors and the Collateral Agent shall be permitted to (and are hereby authorized to) enter into amendments to (or amend and restate) the respective Security Documents (x) to provide for a "silent" second priority security interest to be granted in favor of the holders of the Senior Secured Notes, (y) to provide for up to $15,000,000 in aggregate principal of additional Indebtedness, permitted pursuant to Section 9.04(xvi) of the Credit Agreement (as amended hereby), to be secured by the Collateral on a pari passu basis with the Obligations and (z) to make technical modifications thereto to reflect the revisions made to Article 9 of the UCC since the Initial Borrowing Date, and with such amendments (or amendment and restatements), in each case to be in form and substance satisfactory to the Administrative Agent.

          38.   The Lenders hereby waive any Default or Event of Default that has arisen under the Credit Agreement solely as a result of the Borrower failing to deliver the budget required under Section 8.01(d) of the Credit Agreement in respect of the Borrower's fiscal year ending December 31, 2003.

          39.   (a)    Sections 10, 21 and 33 (with respect to the definitions of "Senior Secured Notes", "Senior Secured Note Documents" and "Senior Secured Note Indenture") of this Amendment and Sections 40 through 44 of this Amendment shall become effective as of the date set forth above on the date (the "Second Amendment Effective Date") when the Borrower, the Subsidiary Guarantors and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office.

          (b)   Except as otherwise provided in Section 1 of this Amendment, the remaining Sections of this Amendment shall become effective as of the date when:

            (i)    the condition set forth in preceding clause (a) has been satisfied;

            (ii)   the first issuance of the Senior Secured Notes (as defined in Section 33 of this Amendment) in an aggregate principal amount of at least $130,000,000 shall have occurred and the net cash proceeds received therefrom by the Borrower, together with up to (but no more than) $3,000,000 of other sources of cash available to the Borrower, shall be in an amount equal to at least the aggregate principal amount of all Term Loans and Acquisition Revolving Loans outstanding at the time of such issuance and such net cash proceeds and such other sources of cash shall have concurrently been applied to repay in full all outstanding Term Loans and Acquisition Revolving Loans;

            (iii)  the Administrative Agent shall have received from Latham & Watkins, special counsel to the Credit Parties, an opinion addressed to the Administrative Agent, the Collateral Agent, and each of the Lenders and dated the Second Amendment Effective Date, covering the matters incident to this Amendment and the transactions contemplated herein and otherwise in form and substance reasonably satisfactory to the Administrative Agent;

            (iv)  the Borrower shall have paid (or concurrently with the first issuance of the Senior Secured Notes shall pay) to the Administrative Agent all fees, costs and expenses (including, without limitation, the reasonable legal fees and expenses of White & Case LLP) payable to the Administrative Agent to the extent then due; and

            (v)   the Borrower shall have paid (or concurrently with the first issuance of the Senior Secured Notes shall pay) to each RL Lender which shall have executed and delivered a counterpart hereof (including by way of facsimile transmission) to the Administrative Agent at the Notice Office on or prior to 12:00 Noon (New York time) on May 23, 2003 (or, if the Required Lenders had not executed this Amendment by such time and date, on the Second Amendment Effective Date), an amendment fee equal to the product of (x) 0.125% multiplied by (y) amount of each such RL Lender's Revolving Loan Commitment.

          40.   In order to induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants that, except for the Default or Event of Default waived by the Lenders pursuant to Section 38 of this Amendment, (i) no Default or Event of Default exists on the Second Amendment Effective Date, both before and after giving effect to this Amendment and (ii) on the Second Amendment Effective Date, both before and after giving effect to this Amendment, all representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

          41.   This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be delivered to the Borrower, the Lenders and the Administrative Agent.

          42.   THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          43.   From and after the Second Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

          44.   This Amendment is limited as specified and shall not constitute a modification, acceptance or amendment of any other provision of the Credit Agreement or any other Credit Document.

* * *

        IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

DAYTON SUPERIOR CORPORATION
By:	/s/ John M. Rutherford Name: John M. Rutherford Title: Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS, Individually and as Administrative Agent
By:	/s/ Diane F. Rolfe Name: Diane F. Rolfe Title: Vice President

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF MAY 20, 2003, TO THE CREDIT AGREEMENT, DATED AS OF JUNE 16, 2000, AMONG DAYTON SUPERIOR CORPORATION, AN OHIO CORPORATION, THE VARIOUS LENDERS PARTY THERETO, AND DEUTSCHE BANK TRUST COMPANY AMERICAS (F/K/A BANKERS TRUST COMPANY), AS ADMINISTRATIVE AGENT
NAME OF INSTITUTION:
D25 MAPLEWOOD (CAYMAN) GIA LONG TERM POOL SSB FUND I SUFFIELD CLO, LIMITED
By:	/s/ Glenn Duffy Name: Glenn Duffy Title: Managing Director

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF MAY 20, 2003, TO THE CREDIT AGREEMENT, DATED AS OF JUNE 16, 2000, AMONG DAYTON SUPERIOR CORPORATION, AN OHIO CORPORATION, THE VARIOUS LENDERS PARTY THERETO, AND DEUTSCHE BANK TRUST COMPANY AMERICAS (F/K/A BANKERS TRUST COMPANY), AS ADMINISTRATIVE AGENT
NAME OF INSTITUTION:
BANK ONE, NA
By:	/s/ Patricia S. Carpen Name: Patricia S. Carpen Title: Vice President

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF MAY 20, 2003, TO THE CREDIT AGREEMENT, DATED AS OF JUNE 16, 2000, AMONG DAYTON SUPERIOR CORPORATION, AN OHIO CORPORATION, THE VARIOUS LENDERS PARTY THERETO, AND DEUTSCHE BANK TRUST COMPANY AMERICAS (F/K/A BANKERS TRUST COMPANY), AS ADMINISTRATIVE AGENT
NAME OF INSTITUTION:
COMERICA BANK
By:	/s/ Ryan Oliver Name: Ryan Oliver Title: Account Officer

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF MAY 20, 2003, TO THE CREDIT AGREEMENT, DATED AS OF JUNE 16, 2000, AMONG DAYTON SUPERIOR CORPORATION, AN OHIO CORPORATION, THE VARIOUS LENDERS PARTY THERETO, AND DEUTSCHE BANK TRUST COMPANY AMERICAS (F/K/A BANKERS TRUST COMPANY), AS ADMINISTRATIVE AGENT
NAME OF INSTITUTION:
SENIOR DEBT PORTFOLIO
By:	Boston Management and Research as as Investment Advisor
By:	/s/ Payson F. Swaffield Name: Payson F. Swaffield Title: Vice President

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF MAY 20, 2003, TO THE CREDIT AGREEMENT, DATED AS OF JUNE 16, 2000, AMONG DAYTON SUPERIOR CORPORATION, AN OHIO CORPORATION, THE VARIOUS LENDERS PARTY THERETO, AND DEUTSCHE BANK TRUST COMPANY AMERICAS (F/K/A BANKERS TRUST COMPANY), AS ADMINISTRATIVE AGENT
NAME OF INSTITUTION:
EATON VANCE SENIOR INCOME TRUST
By:	Eaton Vance Management as Investment Advisor
By:	/s/ Payson F. Swaffield Name: Payson F. Swaffield Title: Vice President

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF MAY 20, 2003, TO THE CREDIT AGREEMENT, DATED AS OF JUNE 16, 2000, AMONG DAYTON SUPERIOR CORPORATION, AN OHIO CORPORATION, THE VARIOUS LENDERS PARTY THERETO, AND DEUTSCHE BANK TRUST COMPANY AMERICAS (F/K/A BANKERS TRUST COMPANY), AS ADMINISTRATIVE AGENT
NAME OF INSTITUTION:
EATON VANCE INSTITUTIONAL SENIOR LOAN FUND
By:	Eaton Vance Management as Investment Advisor
By:	/s/ Payson F. Swaffield Name: Payson F. Swaffield Title: Vice President

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF MAY 20, 2003, TO THE CREDIT AGREEMENT, DATED AS OF JUNE 16, 2000, AMONG DAYTON SUPERIOR CORPORATION, AN OHIO CORPORATION, THE VARIOUS LENDERS PARTY THERETO, AND DEUTSCHE BANK TRUST COMPANY AMERICAS (F/K/A BANKERS TRUST COMPANY), AS ADMINISTRATIVE AGENT
NAME OF INSTITUTION:
OXFORD STRATEGIC INCOME FUND
By:	Eaton Vance Management as Investment Advisor
By:	/s/ Payson F. Swaffield Name: Payson F. Swaffield Title: Vice President

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF MAY 20, 2003, TO THE CREDIT AGREEMENT, DATED AS OF JUNE 16, 2000, AMONG DAYTON SUPERIOR CORPORATION, AN OHIO CORPORATION, THE VARIOUS LENDERS PARTY THERETO, AND DEUTSCHE BANK TRUST COMPANY AMERICAS (F/K/A BANKERS TRUST COMPANY), AS ADMINISTRATIVE AGENT
NAME OF INSTITUTION:
EATON VANCE CDO III, LTD.
By:	Eaton Vance Management as Investment Advisor
By:	/s/ Payson F. Swaffield Name: Payson F. Swaffield Title: Vice President

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF MAY 20, 2003, TO THE CREDIT AGREEMENT, DATED AS OF JUNE 16, 2000, AMONG DAYTON SUPERIOR CORPORATION, AN OHIO CORPORATION, THE VARIOUS LENDERS PARTY THERETO, AND DEUTSCHE BANK TRUST COMPANY AMERICAS (F/K/A BANKERS TRUST COMPANY), AS ADMINISTRATIVE AGENT
NAME OF INSTITUTION:
EATON VANCE CDO IV, LTD.
By:	Eaton Vance Management as Investment Advisor
By:	/s/ Payson F. Swaffield Name: Payson F. Swaffield Title: Vice President

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF MAY 20, 2003, TO THE CREDIT AGREEMENT, DATED AS OF JUNE 16, 2000, AMONG DAYTON SUPERIOR CORPORATION, AN OHIO CORPORATION, THE VARIOUS LENDERS PARTY THERETO, AND DEUTSCHE BANK TRUST COMPANY AMERICAS (F/K/A BANKERS TRUST COMPANY), AS ADMINISTRATIVE AGENT
NAME OF INSTITUTION:
CONSTANTINUS EATON VANCE CDO V, LTD.
By:	Eaton Vance Management as Investment Advisor
By:	/s/ Payson F. Swaffield Name: Payson F. Swaffield Title: Vice President

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF MAY 20, 2003, TO THE CREDIT AGREEMENT, DATED AS OF JUNE 16, 2000, AMONG DAYTON SUPERIOR CORPORATION, AN OHIO CORPORATION, THE VARIOUS LENDERS PARTY THERETO, AND DEUTSCHE BANK TRUST COMPANY AMERICAS (F/K/A BANKERS TRUST COMPANY), AS ADMINISTRATIVE AGENT
NAME OF INSTITUTION:
GRAYSON & CO.
By:	Boston Management and Research as Investment Advisor
By:	/s/ Payson F. Swaffield Name: Payson F. Swaffield Title: Vice President

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF MAY 20, 2003, TO THE CREDIT AGREEMENT, DATED AS OF JUNE 16, 2000, AMONG DAYTON SUPERIOR CORPORATION, AN OHIO CORPORATION, THE VARIOUS LENDERS PARTY THERETO, AND DEUTSCHE BANK TRUST COMPANY AMERICAS (F/K/A BANKERS TRUST COMPANY), AS ADMINISTRATIVE AGENT
NAME OF INSTITUTION:
SENIOR LOAN FUND, LTD.
By:	Eaton Vance Management as Investment Advisor
By:	/s/ Payson F. Swaffield Name: Payson F. Swaffield Title: Vice President

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF MAY 20, 2003, TO THE CREDIT AGREEMENT, DATED AS OF JUNE 16, 2000, AMONG DAYTON SUPERIOR CORPORATION, AN OHIO CORPORATION, THE VARIOUS LENDERS PARTY THERETO, AND DEUTSCHE BANK TRUST COMPANY AMERICAS (F/K/A BANKERS TRUST COMPANY), AS ADMINISTRATIVE AGENT
NAME OF INSTITUTION:
ENDURANCE CLO I, LTD.
c/o ING Capital Advisors LLC, as Portfolio Manager
By:	/s/ Steven Gorski Name: Steven Gorski Title: Vice President and Senior Credit Analyst

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF MAY 20, 2003, TO THE CREDIT AGREEMENT, DATED AS OF JUNE 16, 2000, AMONG DAYTON SUPERIOR CORPORATION, AN OHIO CORPORATION, THE VARIOUS LENDERS PARTY THERETO, AND DEUTSCHE BANK TRUST COMPANY AMERICAS (F/K/A BANKERS TRUST COMPANY), AS ADMINISTRATIVE AGENT
NAME OF INSTITUTION:
NEMEAN CLO, LTD.
By:	ING Capital Advisors LLC, as Investment Manager
By:	/s/ Steven Gorski Name: Steven Gorski Title: Vice President & Senior Credit Analyst

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF MAY 20, 2003, TO THE CREDIT AGREEMENT, DATED AS OF JUNE 16, 2000, AMONG DAYTON SUPERIOR CORPORATION, AN OHIO CORPORATION, THE VARIOUS LENDERS PARTY THERETO, AND DEUTSCHE BANK TRUST COMPANY AMERICAS (F/K/A BANKERS TRUST COMPANY), AS ADMINISTRATIVE AGENT
NAME OF INSTITUTION:
ARCHIMEDES FUNDING III, LTD.
By:	ING Capital Advisors LLC, as Collateral Manager
By:	/s/ Steven Gorski Name: Steven Gorski Title: Vice President and Senior Credit Analyst

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF MAY 20, 2003, TO THE CREDIT AGREEMENT, DATED AS OF JUNE 16, 2000, AMONG DAYTON SUPERIOR CORPORATION, AN OHIO CORPORATION, THE VARIOUS LENDERS PARTY THERETO, AND DEUTSCHE BANK TRUST COMPANY AMERICAS (F/K/A BANKERS TRUST COMPANY), AS ADMINISTRATIVE AGENT
NAME OF INSTITUTION:
ARCHIMEDES FUNDING IV (CAYMAN), LTD.
By:	ING Capital Advisors LLC, as Collateral Manager
By:	/s/ Steven Gorski Name: Steven Gorski Title: Vice President & Senior Credit Analyst

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF MAY 20, 2003, TO THE CREDIT AGREEMENT, DATED AS OF JUNE 16, 2000, AMONG DAYTON SUPERIOR CORPORATION, AN OHIO CORPORATION, THE VARIOUS LENDERS PARTY THERETO, AND DEUTSCHE BANK TRUST COMPANY AMERICAS (F/K/A BANKERS TRUST COMPANY), AS ADMINISTRATIVE AGENT
NAME OF INSTITUTION:
PILGRIM AMERICA HIGH INCOME INVESTMENTS LTD.
By:	ING Investments, LLC as its Investment Manager
By:	/s/ Michel Prince Name: Michel Prince, CFA Title: Vice President

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF MAY 20, 2003, TO THE CREDIT AGREEMENT, DATED AS OF JUNE 16, 2000, AMONG DAYTON SUPERIOR CORPORATION, AN OHIO CORPORATION, THE VARIOUS LENDERS PARTY THERETO, AND DEUTSCHE BANK TRUST COMPANY AMERICAS (F/K/A BANKERS TRUST COMPANY), AS ADMINISTRATIVE AGENT
NAME OF INSTITUTION:
PILGRIM CLO 1999-1 LTD.
By:	ING Investments, LLC as its Investment Manager
By:	/s/ Michel Prince Name: Michel Prince, CFA Title: Vice President

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF MAY 20, 2003, TO THE CREDIT AGREEMENT, DATED AS OF JUNE 16, 2000, AMONG DAYTON SUPERIOR CORPORATION, AN OHIO CORPORATION, THE VARIOUS LENDERS PARTY THERETO, AND DEUTSCHE BANK TRUST COMPANY AMERICAS (F/K/A BANKERS TRUST COMPANY), AS ADMINISTRATIVE AGENT
NAME OF INSTITUTION:
MERRILL LYNCH CAPITAL CORPORATION
By:	/s/ Stephanie Vallillo Name: Stephanie Vallillo Title: Vice President

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF MAY 20, 2003, TO THE CREDIT AGREEMENT, DATED AS OF JUNE 16, 2000, AMONG DAYTON SUPERIOR CORPORATION, AN OHIO CORPORATION, THE VARIOUS LENDERS PARTY THERETO, AND DEUTSCHE BANK TRUST COMPANY AMERICAS (F/K/A BANKERS TRUST COMPANY), AS ADMINISTRATIVE AGENT
NAME OF INSTITUTION:
MORGAN STANLEY PRIME INCOME TRUST
By:	/s/ Sheila A. Finnerty Name: Sheila A. Finnerty Title: Executive Director

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF MAY 20, 2003, TO THE CREDIT AGREEMENT, DATED AS OF JUNE 16, 2000, AMONG DAYTON SUPERIOR CORPORATION, AN OHIO CORPORATION, THE VARIOUS LENDERS PARTY THERETO, AND DEUTSCHE BANK TRUST COMPANY AMERICAS (F/K/A BANKERS TRUST COMPANY), AS ADMINISTRATIVE AGENT
NAME OF INSTITUTION:
PROVIDENT BANK
By:	/s/ Jan A. Ackley Name: Jan A. Ackley Title: Vice President

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF MAY 20, 2003, TO THE CREDIT AGREEMENT, DATED AS OF JUNE 16, 2000, AMONG DAYTON SUPERIOR CORPORATION, AN OHIO CORPORATION, THE VARIOUS LENDERS PARTY THERETO, AND DEUTSCHE BANK TRUST COMPANY AMERICAS (F/K/A BANKERS TRUST COMPANY), AS ADMINISTRATIVE AGENT
NAME OF INSTITUTION:
NATIONAL CITY BANK
By:	/s/ Neal J. Hinker Name: Neal J. Hinker Title: Senior Vice President

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF MAY 20, 2003, TO THE CREDIT AGREEMENT, DATED AS OF JUNE 16, 2000, AMONG DAYTON SUPERIOR CORPORATION, AN OHIO CORPORATION, THE VARIOUS LENDERS PARTY THERETO, AND DEUTSCHE BANK TRUST COMPANY AMERICAS (F/K/A BANKERS TRUST COMPANY), AS ADMINISTRATIVE AGENT
NAME OF INSTITUTION:
STANDARD FEDERAL BANK N.A.
By:	/s/ Laura M. Kalil Name: Laura M. Kalil Title: Vice President

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF MAY 20, 2003, TO THE CREDIT AGREEMENT, DATED AS OF JUNE 16, 2000, AMONG DAYTON SUPERIOR CORPORATION, AN OHIO CORPORATION, THE VARIOUS LENDERS PARTY THERETO, AND DEUTSCHE BANK TRUST COMPANY AMERICAS (F/K/A BANKERS TRUST COMPANY), AS ADMINISTRATIVE AGENT
NAME OF INSTITUTION:
SUNAMERICA LIFE INSURANCE COMPANY
By:	/s/ Steven S. Oh Name: Steven S. Oh Title: Authorized Agent

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF MAY 20, 2003, TO THE CREDIT AGREEMENT, DATED AS OF JUNE 16, 2000, AMONG DAYTON SUPERIOR CORPORATION, AN OHIO CORPORATION, THE VARIOUS LENDERS PARTY THERETO, AND DEUTSCHE BANK TRUST COMPANY AMERICAS (F/K/A BANKERS TRUST COMPANY), AS ADMINISTRATIVE AGENT
NAME OF INSTITUTION:
KZH SOLEIL LLC
By:	/s/ Dorian Herrera Name: Dorian Herrera Title: Authorized Agent

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF MAY 20, 2003, TO THE CREDIT AGREEMENT, DATED AS OF JUNE 16, 2000, AMONG DAYTON SUPERIOR CORPORATION, AN OHIO CORPORATION, THE VARIOUS LENDERS PARTY THERETO, AND DEUTSCHE BANK TRUST COMPANY AMERICAS (F/K/A BANKERS TRUST COMPANY), AS ADMINISTRATIVE AGENT
NAME OF INSTITUTION:
KZH SOLEIL—2 LLC
By:	/s/ Dorian Herrera Name: Dorian Herrera Title: Authorized Agent

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF MAY 20, 2003, TO THE CREDIT AGREEMENT, DATED AS OF JUNE 16, 2000, AMONG DAYTON SUPERIOR CORPORATION, AN OHIO CORPORATION, THE VARIOUS LENDERS PARTY THERETO, AND DEUTSCHE BANK TRUST COMPANY AMERICAS (F/K/A BANKERS TRUST COMPANY), AS ADMINISTRATIVE AGENT
NAME OF INSTITUTION:
TRANSAMERICA BUSINESS CAPITAL CORPORATION
By:	/s/ Stephen K. Goetschius Name: Stephen K. Goetschius Title: Senior Vice President

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF MAY 20, 2003, TO THE CREDIT AGREEMENT, DATED AS OF JUNE 16, 2000, AMONG DAYTON SUPERIOR CORPORATION, AN OHIO CORPORATION, THE VARIOUS LENDERS PARTY THERETO, AND DEUTSCHE BANK TRUST COMPANY AMERICAS (F/K/A BANKERS TRUST COMPANY), AS ADMINISTRATIVE AGENT
NAME OF INSTITUTION:
VAN KAMPEN PRIME RATE INCOME TRUST
By:	Van Kampen Investment Advisory Corp.
By:	/s/ Darvin D. Pierce Name: Darvin D. Pierce Title: Executive Director

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF MAY 20, 2003, TO THE CREDIT AGREEMENT, DATED AS OF JUNE 16, 2000, AMONG DAYTON SUPERIOR CORPORATION, AN OHIO CORPORATION, THE VARIOUS LENDERS PARTY THERETO, AND DEUTSCHE BANK TRUST COMPANY AMERICAS (F/K/A BANKERS TRUST COMPANY), AS ADMINISTRATIVE AGENT
NAME OF INSTITUTION:
VAN KAMPEN SENIOR FLOATING RATE FUND
By:	Van Kampen Investment Advisory Corp.
By:	/s/ Darvin D. Pierce Name: Darvin D. Pierce Title: Executive Director

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF MAY 20, 2003, TO THE CREDIT AGREEMENT, DATED AS OF JUNE 16, 2000, AMONG DAYTON SUPERIOR CORPORATION, AN OHIO CORPORATION, THE VARIOUS LENDERS PARTY THERETO, AND DEUTSCHE BANK TRUST COMPANY AMERICAS (F/K/A BANKERS TRUST COMPANY), AS ADMINISTRATIVE AGENT
NAME OF INSTITUTION:
VAN KAMPEN SENIOR INCOME TRUST
By:	Van Kampen Investment Advisory Corp.
By:	/s/ Darvin D. Pierce Name: Darvin D. Pierce Title: Executive Director

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF MAY 20, 2003, TO THE CREDIT AGREEMENT, DATED AS OF JUNE 16, 2000, AMONG DAYTON SUPERIOR CORPORATION, AN OHIO CORPORATION, THE VARIOUS LENDERS PARTY THERETO, AND DEUTSCHE BANK TRUST COMPANY AMERICAS (F/K/A BANKERS TRUST COMPANY), AS ADMINISTRATIVE AGENT
NAME OF INSTITUTION:
VAN KAMPEN CLO I, LIMITED
By:	Van Kampen Investment Advisory Corp. as Collateral Manager
By:	/s/ Darvin D. Pierce Name: Darvin D. Pierce Title: Executive Director

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF MAY 20, 2003, TO THE CREDIT AGREEMENT, DATED AS OF JUNE 16, 2000, AMONG DAYTON SUPERIOR CORPORATION, AN OHIO CORPORATION, THE VARIOUS LENDERS PARTY THERETO, AND DEUTSCHE BANK TRUST COMPANY AMERICAS (F/K/A BANKERS TRUST COMPANY), AS ADMINISTRATIVE AGENT
NAME OF INSTITUTION:
VAN KAMPEN CLO II, LIMITED
By:	Van Kampen Investment Advisory Corp. as Collateral Manager
By:	/s/ Darvin D. Pierce Name: Darvin D. Pierce Title: Executive Director

Acknowledged and Agreed to by:
DUR-O-WAL, INC. SYMONS CORPORATION DAYTON SUPERIOR SPECIALTY CHEMICAL CORP. TREVECCA HOLDINGS, INC. JDC HOLDINGS, INC. AZTEC CONCRETE ACCESSORIES, INC. SOUTHERN CONSTRUCTION PRODUCTS, INC.
By:	/s/ John M. Rutherford Name: John M. Rutherford Title: Treasurer

EXHIBIT A-1

FORM OF NOTICE OF BORROWING

[Date]

Deutsche Bank Trust Company Americas, as
    Administrative Agent for the Lenders party
    to the Credit Agreement referred to below
90 Hudson Street
Jersey City, New Jersey 07302

Attention:

Ladies and Gentlemen:

        The undersigned, Dayton Superior Corporation (the "Borrower"), refers to the Credit Agreement, dated as of June 16, 2000 (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), among the Borrower, the lenders from time to time party thereto (the "Lenders"), and you, as Administrative Agent for such Lenders, and hereby gives you notice, irrevocably, pursuant to Section 1.03(a) of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 1.03(a) of the Credit Agreement:

            (i)  The Business Day of the Proposed Borrowing is                    .(1)

           (ii)  The aggregate principal amount of the Proposed Borrowing is $                   .

          (iii)  The Proposed Borrowing shall consist of [Initial A Term Loans] [Initial B Term Loans] [Incremental A Term Loans] [Incremental B Term Loans] [Revolving Loans] [Acquisition Revolving Loans].

          (iv)  The Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Eurodollar Loans].

          [(v)  The initial Interest Period for the Proposed Borrowing is                     month(s).](2)

         [(vi)  The Total Unutilized Revolving Loan Commitment after giving effect to the Proposed Borrowing is $                   .](3)

(1)
Shall be a Business Day at least one Business Day in the case of Base Rate Loans and at least three Business Days in the case of Eurodollar Loans, in each case after the date hereof, provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day.

(2)
To be included for a Proposed Borrowing of Eurodollar Loans.

(3)
Insert only for a Proposed Borrowing of Revolving Loans the proceeds of which are to be utilized, in whole or in part, for the purchase price of a Permitted Acquisition.

        The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

          (A)  the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date;

          (B)  no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof;

          (C)  the sum of (I) the aggregate outstanding principal amount of all Revolving Loans and Swingline Loans on the date of the Proposed Borrowing and after giving effect thereto and (II) the Letter of Credit Outstandings on the date of the Proposed Borrowing will be $                   ; and

          (D)  the Borrowing Base on the date of the Proposed Borrowing (based on the Borrowing Base Certificate last delivered) will be $                   .

Very truly yours,
DAYTON SUPERIOR CORPORATION

By	Name: Title:

A-1-2

EXHIBIT D

FORM OF LETTER OF CREDIT REQUEST

Dated       (1)

Deutsche Bank Trust Company Americas, as Administrative Agent under the Credit Agreement (the "Credit Agreement"),
    dated as of June 16, 2000,
    2000, among Dayton Superior Corporation (the "Borrower"),
    the lenders from time to time party thereto
    and Deutsche Bank Trust Company Americas,
    as Administrative Agent
90 Hudson Street
Jersey City, New Jersey 07302

Attention:

[Name and Address of respective Letter of Credit Issuer]

Attention:

Dear Sirs:

        We hereby request that                              , in its individual capacity, issue a [standby] [trade] Letter of Credit for the account of the undersigned on      (2)      (the "Date of Issuance") in the aggregate stated amount of      (3)       .

        For purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall have the respective meaning provided such terms in the Credit Agreement.

        The beneficiary of the requested Letter of Credit will be      (4)      , and such Letter of Credit will be in support of      (5)       and will have a stated expiration date of      (6)      .

(1)
Date of Letter of Credit Request

(2)
Date of Issuance which shall be at least five Business Days from the date hereof (or such shorter period as is acceptable to the respective Letter of Credit Issuer).

(3)
Aggregate initial Stated Amount of Letter of Credit

(4)
Insert name and address of beneficiary.

(5)
Insert a brief description of L/C Supportable Obligations or applicable trade obligations, as the case may be.

(6)
Insert the last date upon which drafts may be presented which may not be later than (A) in the case of standby Letters of Credit, the earlier of (x) one year after the Date of Issuance and (y) the tenth Business Day prior to the Revolving Loan Maturity Date and (B) in the case of trade Letters of Credit, the earlier of (x) 180 days after the Date of Issuance and (y) 30 days prior to the Revolving Loan Maturity Date.

        We hereby certify that:

          (1)   the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the issuance of the Letter of Credit requested hereby, on the Date of Issuance (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date);

          (2)   no Default or Event of Default has occurred and is continuing nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or an Event of Default occur;

          (3)   the sum of (I) the aggregate outstanding principal amount of all Revolving Loans and Swingline Loans on the Date of Issuance will be $                    and (II) the aggregate Letter of Credit Outstandings on the Date of Issuance and after giving effect to the Letter of Credit requested hereby will be $                   ; and

          (4)   the Borrowing Base on the Date of Issuance (based on the Borrowing Base Certificate last delivered) will be $                   .

        Copies of all documentation with respect to the supported transaction are attached hereto.

DAYTON SUPERIOR CORPORATION

By:	Name: Title:

D-2

EXHIBIT N

BORROWING BASE CERTIFICATE

To:
Deutsche Bank Trust Company Americas,
as Administrative Agent, and each Lender party
to the Credit Agreement referred to below

        This Borrowing Base Certificate (this "Certificate") is delivered pursuant to the reporting requirements of Section 8.01(j) of the Credit Agreement, dated as of June 16, 2000 (as amended, modified and/or supplemented from time to time, the "Credit Agreement"), among Dayton Superior Corporation (the "Borrower"), the lenders from time to time party thereto (the "Lenders"), and Deutsche Bank Trust Company Americas, as Administrative Agent for the Lenders. Terms used in this Certificate have the meanings set forth for such terms in the Credit Agreement unless otherwise defined herein.

        The following calculations determine the components of the Borrowing Base, in each case as such components would appear on a consolidated balance sheet of the Borrower prepared and calculated in accordance with GAAP. The Borrower hereby certifies as follows:

        The Borrowing Base as of [insert date] is the sum of:

1.	Seventy-five percent (75%) of the net book value of the accounts receivable of the Credit Parties; and	$
2.	Fifty percent (50%) of the net book value of the inventory of the Credit Parties.	$
	Total:	$

        The Borrower hereby represents and warrants that this Certificate is a correct statement regarding the status of the accounts receivable of the Credit Parties and the inventory of the Credit Parties comprising the Borrowing Base, and the amounts set forth herein and therein are in compliance with the provisions of the Credit Agreement.

        This Certificate is executed on                                             ,                by the                                              of the Borrower. The undersigned hereby certifies that each and every matter contained herein or attached hereto is derived from the books and records of the Credit Parties and is true and correct in all material respects.

Date:
DAYTON SUPERIOR CORPORATION

	By:	Name: Title:

QuickLinks

  Exhibit 4.4
SECOND AMENDMENT
  EXHIBIT A-1
FORM OF NOTICE OF BORROWING
  EXHIBIT D
FORM OF LETTER OF CREDIT REQUEST
  EXHIBIT N
BORROWING BASE CERTIFICATE